Exhibit 4.5

TENTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

To Each of the Banks Signatory Hereto

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Revolving Credit Agreement dated as of June 30, 1997, as amended (the “Credit Agreement”), between the undersigned, World Acceptance Corporation, a South Carolina corporation, the Banks party thereto, and Harris Trust and Savings Bank, as Agent for the Banks. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

The Borrower and the Banks have agreed to increase the Base Revolving Credit Commitments to $152,000,000, increase the Eurodollar Margin, and make certain other amendments to the Credit Agreement under the terms and conditions set forth in this agreement (herein, the “Amendment”).

Section	1. AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1 The definition of “Eurodollar Margin” appearing in Section 2.1(b) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Eurodollar Margin” means 2.00% per annum.

1.2 The definitions of “Base Revolving Credit Commitment”, “Borrowing Base” and “Termination Date” appearing in Section 5.1 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

“Base Revolving Credit Commitment” means, as to any Bank, the obligation of such Bank to make Loans under the Revolving Credit in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank’s name on Schedule 1.1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Banks acknowledge and agree that the Base Revolving Credit Commitments of the Banks aggregate $152,000,000 on August 21, 2003.

“Borrowing Base” means, as of any time it is to be determined, the product of 85% multiplied by the remainder of

(x) the then outstanding unpaid principal amount of Eligible Finance Receivables minus (y) all unearned finance charges, unearned insurance premiums and insurance commissions applicable to such Eligible Finance Receivables.

“Termination Date” shall mean September 30, 2005, or such later date to which the Commitments are extended pursuant to Section 3.4 hereof, or such earlier date on which the Commitments are terminated in whole pursuant to Sections 2.9, 9.3 or 9.4 hereof.

1.3 Section 5.1 of the Credit Agreement is hereby further amended by inserting the following new defined terms in proper alphabetical order:

“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 40% or more of the outstanding capital stock or other equity interests of the Borrower on a fully diluted basis, or (b) the failure of individuals who are members of the board of directors (or similar governing body) of the Borrower on the Effective Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Effective Date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Borrower, shall occur.

“Fixed Asset Financing” means the acquisition by the Borrower of one or more fixed assets in an aggregate amount not to exceed $1,500,000, which financing (x) shall amortize over time and not be subject to being re-borrowed and (y) may be secured by the fixed assets so acquired.

1.4 Section 8.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 8.9. Permitted Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, issue, assume or permit to exist any Indebtedness for Borrowed Money other than:

(a)	Senior Debt;

(b)	Senior Subordinated Debt;

(c)	Junior Subordinated Debt; and

(d)	debt incurred in connection with permitted Fixed Asset Financing.

1.5 Section 8.11 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing in the eighth line of clause (g), and (ii) deleting the period (.) at the end of clause (h) and replacing it with “; and”. Section 8.11 of the Credit Agreement is hereby further amended by adding the following clause at the end thereof:

(i) Liens granted to secure the Fixed Asset Financing, provided that such Liens (x) only extend to the fixed assets acquired with the proceeds of such Fixed Asset Financing, (y) only secure the original purchase price of such fixed assets, as reduced by repayments thereon, and (z) do not extend to or cover any other Property of the Borrower or any Subsidiary.

1.6 Section 8.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 8.12. Dividends, Stock Purchases. The Borrower will not except as hereinafter provided:

(a) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Borrower); or

(b) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Borrower from the substantially concurrent issue or sale of other shares of capital stock of the Borrower or warrants, rights or options to purchase or acquire any shares of its capital stock); or

(c) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

(d) Make any payment of principal, interest or premium on any Senior Subordinated Debt or Junior Subordinated Debt other than any regularly scheduled payment of principal or interest on the Senior Subordinated Debt or the Junior Subordinated Debt;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, and all such other distributions and such payments on Senior Subordinated Debt and Junior Subordinated Debt being herein collectively called “Restricted Payments”), if, after giving effect thereto, (i) a Default or Event of Default has occurred and is continuing or (ii) the aggregate amount of Restricted Payments made during the period after March 31, 2003, to and including the date of the making of the Restricted Payment in question, would exceed the sum of (x) $15,000,000, plus (y) the net cash proceeds received by the Borrower from the issuance or sale subsequent to March 31, 2003, of shares of common stock of the Borrower or warrants, rights or options to purchase or acquire any shares of its common stock, plus (z) 50% of Consolidated Net Income for the period commencing April 1, 2003, and ending on the last day of the fiscal quarter immediately preceding the date of the making of the Restricted Payment in question, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit); provided that at all times after the Determination Date and after giving effect to such Restricted Payment, Consolidated Tangible Net Worth exceeds $95,000,000.

For the purposes of this Section 8.12 the amount of any Restricted Payment declared, paid or distributed in property of the Borrower shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Borrower) of such property at the time of the making of the Restricted Payment in question.

The Borrower will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

1.7 Section 8.20 of the Credit Agreement is hereby amended by deleting the period (.) at the end of Section 8.20(l) and replacing it with “; and” and by inserting the following subsection in proper alphabetical order at the end of Section 8.20:

(m) Notice of Change of Control. Promptly upon the occurrence of any Change of Control, notice of such Change of Control.

1.8 Section 9.1 of the Credit Agreement is hereby amended by deleting the period (.) at the end of Section 9.1(r) and replacing it with “; or” and by inserting the following subsection in proper alphabetical order at the end of Section 9.1:

(s) any Change of Control shall occur.

1.9 Schedule 1.1 to the Credit Agreement is hereby amended and restated effective as of August 21, 2003, to read as set forth on Schedule 1.1 to this Amendment.

Section 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1 The Borrower, the Banks, and the Agent shall have executed and delivered this Amendment.

2.2 The Agent shall have received for each Bank a new Note in the amount of such Bank’s Commitment (such Notes to be substantially in the form attached to the Credit Agreement as Exhibit A, with appropriate insertions).

2.3 The Restricted Subsidiaries parties to the Subsidiary Guaranty shall have executed and delivered to the Agent their consent to this Amendment in the form set forth below.

2.4 The Borrower shall have furnished to the Agent evidence that the holders of the Senior Subordinated Notes have (a) amended the Subordinated Note Purchase Agreement conforming covenants therein to Sections 1.4, 1.5 and 1.6 above and (b) consented in writing to this Amendment and the transactions contemplated hereby, including, without limitation, agreeing that the base amount of Maximum Principal Amount as defined in each of the Company Security Agreement, the Subsidiary Security Agreement and the Subordinated Note Purchase Agreement shall be deemed increased to $167,000,000.

2.5 The Agent shall have received copies of resolutions of the Borrower’s Board of Directors (or other governing body) authorizing the execution, delivery and performance of this Amendment and a consummation of the transactions contemplated hereby, together with specimen signatures of a person authorized to execute such documents on the Borrower’s behalf, all certified in each instance by its Secretary or other officer acceptable to the Agent and its counsel.

2.6 Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel; and the Agent shall have received for each Bank the favorable written opinion of counsel to the Borrower and each Restricted Subsidiary (other than the Insurance Subsidiary), in form and substance satisfactory to the Agent.

2.7 The Agent shall have received an executed copy of (a) an amendment to the Company Security Agreement between the Borrower and the Agent, and (b) an amendment to the Subsidiary Security Agreement by and among the existing Restricted Subsidiaries and the Agent, in each case agreed to by the noteholders referred to therein.

Section 3. EQUALIZATION OF OUTSTANDING LOANS.

On August 21, 2003, each Bank shall fund its percentage of the outstanding Loans under the Commitments to the Agent so that after giving effect thereto each Bank holds a pro rata share of the Loans outstanding under the Commitments (in proportion to its Commitment) and, in connection therewith, the Borrower shall prepay all outstanding Eurodollar Loans under the Commitments and pay to each Bank all amounts due such Bank under Section 2.10 of the Credit Agreement (it being understood that the Borrower may, subject to the conditions precedent and notice requirements set forth in the Credit Agreement, make a new Borrowing of Loans under the Commitments concurrently with such prepayment).

Section 4. REPRESENTATIONS.

In order to induce the Banks to execute and deliver this Amendment, the Borrower hereby represents to the Agent and the Banks that as of the date hereof, and after giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.6 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Banks) and the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

Section 5. MISCELLANEOUS.

5.1 Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.2 The Borrower heretofore executed and delivered, among other things, the Company Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement as amended hereby entitled to all of the benefits and privileges set forth therein.

5.3 The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Agent.

5.4 This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois (without regard to principles of conflicts of laws).

[SIGNATURE PAGES TO FOLLOW]

This Tenth Amendment to Amended and Restated Credit Agreement is dated as of August 21, 2003.

WORLD ACCEPTANCE CORPORATION

By	[signature]
Name

Title

Accepted and agreed to as of the date and year last above written.

HARRIS TRUST AND SAVINGS BANK, individually and as Agent

By	[signature]
Name

Title

BANK ONE, NA, individually and as Co Agent

By	[signature]
Name

Title

LASALLE BANK NATIONAL ASSOCIATION

By	[signature]
Name

Title

HIBERNIA NATIONAL BANK

By	[signature]
Name

Title

WELLS FARGO FINANCIAL PREFERRED CAPITAL, INC.

By	[signature]
Name

Title

CAROLINA FIRST BANK

By	[signature]
Name

Title

ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned is a Restricted Subsidiary of World Acceptance Corporation who has executed and delivered to the Agent and the Banks the Subsidiary Guaranty and the Subsidiary Security Agreement. Each of the undersigned hereby acknowledges and consents to the Tenth Amendment to Amended and Restated Credit Agreement set forth above and confirms that the Loan Documents executed by it, and all of its obligations thereunder, remain in full force and effect after giving effect to the Amendment. Without limiting the foregoing, each of the undersigned acknowledges and agrees that the indebtedness under the Credit Agreement as amended by the Tenth Amendment to Amended and Restated Credit Agreement constitutes indebtedness guaranteed by it under the terms of the Subsidiary Guaranty Agreement and Secured Indebtedness under the terms of the Subsidiary Security Agreement entitled to all of the benefits of and privileges set forth therein. Each of the undersigned acknowledges that the Agent and the Banks are relying on the foregoing in entering into the Amendment.

Dated as of August 21, 2003.

WORLD ACCEPTANCE CORPORATION OF ALABAMA

WORLD ACCEPTANCE CORPORATION OF MISSOURI

WORLD FINANCE CORPORATION OF GEORGIA

WORLD FINANCE CORPORATION OF LOUISIANA

WORLD ACCEPTANCE CORPORATION OF OKLAHOMA, INC.

WORLD FINANCE CORPORATION OF SOUTH CAROLINA

WORLD FINANCE CORPORATION OF TENNESSEE

WFC OF SOUTH CAROLINA, INC.

WORLD FINANCE CORPORATION OF ILLINOIS

WORLD FINANCE CORPORATION OF NEW MEXICO

WORLD FINANCE CORPORATION OF KENTUCKY

WFC SERVICES, INC.

By	[signature]

A. Alexander McLean III Its Executive Vice President

WFC LIMITED PARTNERSHIP

By	WFC of South Carolina, Inc., as sole general partner

	By	[signature]
A. Alexander McLean III Its Executive Vice President

WORLD FINANCE CORPORATION OF TEXAS

By	[signature]
Charles F. Gardner, Jr. Its President

SCHEDULE 1.1

COMMITMENTS

NAME OF BANK	BASE REVOLVING CREDIT COMMITMENTS	SEASONAL REVOLVING CREDIT COMMITMENTS	TOTAL COMMITMENTS
Harris Trust and Savings Bank	$31,856,287.44	$3,143,712.56	$35,000,000
Bank One, NA	$29,125,748.50	$2,874,251.50	$32,000,000
LaSalle Bank National Association	$25,485,029.94	$2,514,970.06	$28,000,000
Hibernia National Bank	$18,203,592.81	$1,796,407.19	$20,000,000
Wells Fargo Financial Preferred Capital, Inc.	$29,125,748.50	$2,874,251.50	$32,000,000
Carolina First Bank	$18,203,592.81	$1,796,407.19	$20,000,000

TOTAL	$152,000,000	$15,000,000	$167,000,000